As filed with the Securities and Exchange Commission on March 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intelligent Protection Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-3191847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11753

(212) 967-5120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Katz
Chief Executive Officer
Intelligent Protection Management Corp.
30 Jericho Executive Plaza, Suite 400E
Jericho, NY 11753

(212) 967-5120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Greg R. Samuel, Esq.

Rachel O’Donnell, Esq.

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2026

PROSPECTUS

9,000,000 Shares of Common Stock

This prospectus relates to the resale from time to time by NewtekOne, Inc. (“Newtek” or the “selling stockholder”) of up to 9,000,000 shares of common stock, $0.001 par value per share (the “common stock”), of Intelligent Protection Management Corp. (the “Company”) issuable upon conversion of the Company’s Series A Non-Voting Common Equivalent Stock (the “Series A Preferred Stock”), issued or issuable by the Company to Newtek pursuant to that certain Agreement and Plan of Merger (the “Acquisition Agreement”), dated August 11, 2024, by and among the Company, PALT Merger Sub 1, Inc. (“First Merger Sub”), PALT Merger Sub 2, LLC (“Second Merger Sub”), Newtek Technology Solutions, Inc. (“NTS”) and Newtek.

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder.

Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares of our common stock. The selling stockholder may resell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the securities in the section entitled “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPM.” On March 13, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.96 per share. You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should read and consider the “Risk Factors” beginning on page 5 of this prospectus and the other information included and incorporated by reference in this prospectus and any applicable prospectus supplement before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2026

Neither we nor the selling stockholder has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and neither we nor the selling stockholder takes responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described below under the heading “Where You Can Find More Information.” Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

References to the “Company,” “IPM,” “we,” “our” and “us” in this prospectus are to Intelligent Protection Management Corp., unless the context otherwise requires. IPM, our logo and other trademarks or service marks appearing in this prospectus and the documents incorporated by reference herein are the property of Intelligent Protection Management Corp. Trade names, trademarks and service marks of other companies appearing in this report are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this prospectus and the documents incorporated by reference herein are without the ®, or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, the selling stockholder may offer and sell or otherwise dispose of, from time to time, the common stock described in this prospectus.

This prospectus provides you with a description of the common stock which may be offered by the selling stockholder. Each time the selling stockholder sells common stock, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3, including the exhibits thereto, that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.ipm.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below, except we are not incorporating by reference any information furnished (but not filed) for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026; and

(b)	the description of our common stock contained in the Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026.

In addition, all documents filed after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and any applicable prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, if such person makes a written or oral request directed to:

Intelligent Protection Management Corp.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11753

Attn: Corporate Secretary

(212) 967-5120

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference in this prospectus contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but are open to a wide range of uncertainties and business risks. Any statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus that are not statements of historical fact may be forward-looking statements. The words “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “would,” “will,” “seeks,” or the negative of these terms or other comparable terminology, are intended to identify forward-looking statements. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including on Forms 10-K, 10-Q and 8-K and any amendments thereto.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

●	the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions;

●	our ability to operate our secure private cloud through our data centers;

●	the intense competition in the industry in which our business operates and our ability to effectively compete with existing competitors and new market entrants;

●	our ability to consummate favorable acquisitions and effectively integrate any companies or businesses that we acquire;

●	the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts;

●	our reliance on a limited number of customers for a material portion of our revenues and income;

●	the impact of possible failures of our hardware systems and infrastructure at our data centers;

●	our reliance on network infrastructure, including Internet, telecommunications and fiber optic network connectivity providers;

●	the impact of real or perceived errors, failures or bugs in our customer solutions, software or technology;

●	our ability to attract new customers, retain existing customers and sell additional services to customers;

●	our reliance on Microsoft Corporation and others for software licenses and other intellectual property;

●	our reliance on our executive officers and consultants;

●	our ability to attract and retain qualified personnel;

●	our ability to obtain additional capital or financing when and if necessary, to execute our business plan, including through offerings of debt or equity or sale of any of our assets;

●	the impact of any claim that we have infringed on intellectual property rights of others;

●	our ability to protect our intellectual property rights;

●	changes in laws, government regulations and policies and interpretations thereof; and

●	other events outside of our control.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

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PROSPECTUS SUMMARY

At IPM, we deliver custom technology solutions that empower businesses to thrive. We sell and provide a range of services across six core areas, including: (i) managed IT security services, (ii) secure private cloud hosting, (iii) managed backup and disaster recovery, (iv) professional services, (v) procurement services and (vi) web hosting. We also offer and support our ManyCam software, which is a live streaming software and virtual camera that allows users to deliver professional live videos on streaming platforms, video conferencing apps and distance learning tools. We offer our comprehensive range of IT-related services to large enterprise and commercial clients across the United States as well as small-and-medium sized businesses. We serve a diverse customer base across various industries including, among others, finance, legal, healthcare and manufacturing, providing innovative solutions that enhance operational reliability and prevent cybersecurity risk. We have an over 20-year history of technology innovation and hold eight patents.

Recent Developments

The Acquisition

On January 2, 2025 (the “Closing Date”), we completed the acquisition of NTS pursuant to the Acquisition Agreement. Pursuant to the terms of the Acquisition Agreement, on the Closing Date: (i) NTS merged with and into First Merger Sub, with NTS continuing as the surviving entity (the “Interim Surviving Entity” and such merger, the “First Step Merger”), and (ii) immediately following the consummation of the First Step Merger, the Interim Surviving Entity merged with and into Second Merger Sub (the “Second Step Merger” and, together with the First Step Merger, the “Acquisition”), with the Second Merger Sub surviving as our wholly owned subsidiary. Following the closing of the Acquisition (the “Acquisition Closing”), we changed our name from “Paltalk, Inc.” to “Intelligent Protection Management Corp.”

The aggregate consideration we delivered to Newtek at the Acquisition Closing consisted of (i) $4,000,000 in cash (as adjusted pursuant to the Acquisition Agreement, the “Acquisition Closing Cash Consideration”) and (ii) 4,000,000 shares of our Series A Preferred Stock (such shares issued at the Acquisition Closing, the “Acquisition Closing Stock Consideration” and together with the Acquisition Closing Cash Consideration, the “Acquisition Closing Consideration”). The Series A Preferred Stock will automatically convert into one share of our common stock (subject to certain customary anti-dilution adjustments), upon the occurrence of certain qualifying transfers by Newtek to third parties.

In addition to the Acquisition Closing Consideration, the Acquisition Agreement provides that Newtek is entitled to receive an amount up to $5,000,000 (the “Acquisition Earn-Out Amount”) based on our achievement of certain cumulative average adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, in our sole discretion, in cash (the “Acquisition Earn-Out Cash Consideration”), in shares of Series A Preferred Stock (the “Acquisition Earn-Out Stock Consideration”) or in a combination thereof.

Pursuant to the Acquisition Agreement, to the extent that all or a portion of the Acquisition Earn-Out Amount is paid in shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock to be issued to Newtek will be calculated based on the average of the daily volume weighted average prices during each trading day during a 60 calendar-day period ending on December 31, 2026; provided, that in no event shall such price be less than $1.00. As a result, the maximum number of shares of Series A Preferred Stock issuable to Newtek as Acquisition Earn-Out Stock Consideration is 5,000,000 shares.

Pursuant to the Acquisition Agreement, if the issuance of the Acquisition Earn-Out Stock Consideration would cause Newtek’s “total equity” (as calculated under the Bank Holding Company Act of 1956, as amended (“BHCA”)), and as implemented and interpreted by the Board of Governors of the Federal Reserve System) in the Company to exceed one-third of the Company’s total equity (the “Total Equity Cap”), then the number of shares of Series A Preferred Stock issuable as Acquisition Earn-Out Stock Consideration will be adjusted so that we will issue to Newtek the maximum number of shares of Series A Preferred Stock that would not cause Newtek’s total equity to exceed the Total Equity Cap, with a corresponding increase to the Acquisition Earn-Out Cash Consideration.

The Divestiture

On the Closing Date and prior to the Acquisition Closing, we completed the sale to Meteor Mobile Holdings, Inc., a Delaware corporation (“Meteor Mobile”), of our telecommunications services provider, “Vumber”, as well as our “Paltalk” and “Camfrog” applications and certain assets and liabilities related to such services provider and applications (the “Transferred Assets” and such sale, the “Divestiture” and, together with the Acquisition, the “Transactions”) pursuant to that certain Asset Purchase Agreement, by and among the us, our wholly owned subsidiaries Paltalk Holdings, Inc. (“Paltalk Holdings”), Paltalk Software, Inc., Camshare, Inc., A.V.M. Software, Inc., and Vumber, LLC (collectively, the “Sellers”), and Meteor Mobile. As a result of the Divestiture, we are no longer engaged in the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers, as and to the extent such businesses were previously conducted by us pursuant to the “Vumber,” “Paltalk” and “Camfrog” applications (the “Business”). In addition, prior to the Acquisition Closing, we ceased all operations of our “Tinychat” service and application.

The consideration delivered by Meteor Mobile to us at the closing of the Divestiture consisted of (i) $1,350,000 in cash and (ii) the assumption of all of the liabilities of the Sellers arising out of, or relating to, the Business or the Transferred Assets, other than certain excluded liabilities. In connection with the Divestiture, we are entitled to earn-out payments under certain circumstances.

Business Loan Agreement and Credit Agreement and Revolving Promissory Note

On April 10, 2025, we, Intelligent Protection LLC, our wholly owned subsidiary (“IPM LLC” and together with the Company, the “Borrowers”), and Newtek Bank, National Association, a subsidiary of Newtek (“Newtek Bank”), entered into a business loan agreement and a credit agreement and revolving promissory note (together, the “Loan Agreements”), which provide for a secured revolving line of credit to the Borrowers in the maximum amount of $1,000,000 on the terms and conditions set forth in the Loan Agreements (the “Facility”). The Loan Agreements are secured by substantially all of the assets of the Borrowers. The Facility will mature on April 10, 2026. As of the date of this prospectus, no amounts were outstanding under the Facility.

Stock Repurchase Plan

On May 8, 2025, our Board of Directors (the “Board”) approved a stock repurchase plan for up to $400,000 of our outstanding common stock (the “Stock Repurchase Plan”), which expires on the one-year anniversary of such date. Shares may be repurchased from time-to-time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws, including Rule 10b5-1 programs, and the Stock Repurchase Plan may be suspended or discontinued at any time. The actual timing, number and value of shares repurchased will be determined by a committee of the Board at its discretion and will depend on a number of factors, including the market price of our common stock, general market and economic conditions, alternative investment opportunities and other corporate considerations. As of December 31, 2025, 151,258 shares of common stock had been repurchased pursuant to the Stock Repurchase Plan for an aggregate purchase price of approximately $301,048.

Patent Litigation

On July 23, 2021, Paltalk Holdings filed a patent infringement lawsuit (the “Lawsuit”) against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Trial Court”). We alleged that certain of Cisco’s products infringed U.S. Patent No. 6,683,858, and that we were entitled to damages.

On August 29, 2024, the jury awarded us $65.7 million (the “Award”) in a jury verdict in connection with the Lawsuit. On October 8, 2024, an order granting a motion for final judgment (the “Final Judgment”) was entered into in the Trial Court in connection with the Lawsuit in our favor in the amount of the Award and started the time for filing any post-trial motions or appeal.

In response to the Final Judgment, Cisco filed a motion for Judgment as a Matter of Law (“JMOL”) with the Trial Court. On August 27, 2025, the Trial Court denied Cisco’s JMOL as to validity and infringement. However, the Trial Court granted Cisco’s motion for a new trial with respect to damages. On October 29, 2025, the Trial Court ordered a motions hearing set for November 12, 2025 to consider our motion for reconsideration. On November 11, 2025, the Trial Court denied our motion for reconsideration.

Cisco also appealed the Trial Court judgment of validity and infringement (the “Appeal”) to the U.S. Court of Appeals for the Federal Circuit (the “Appeals Court”). Each party is expected to complete and submit its briefs with respect to the Appeal by March 31, 2026. Upon submission of such briefs, the Appeals Court will then decide whether the parties will appear to argue the Appeal or to render a decision on the Appeal based on the briefs submitted by each party.

The exact amount of the Award proceeds to be received by us will be determined based on a number of factors and will reflect the deduction of significant litigation-related expenses, including legal fees. Consequently, we estimate that we would receive no more than one third of the gross proceeds in connection with the Award, subject to post-trial proceedings (including any potential appellate proceedings by Cisco). We have not recorded any gain contingency in connection with the Award.

On March 7, 2025, Cisco Systems, Inc. and Cisco Technology, Inc. filed a complaint against us in the U.S. District Court for the District of Delaware, alleging that our ManyCam software has infringed U.S. Patent Nos. 8,830,293 and 8,941,708 and seeking damages and injunctive relief. We intend to vigorously defend against these claims. In October 2025, we filed an inter partes review (“IPR”) with the Patent Review Board to invalidate Cisco Patents 8,830,293 and 8,941,708. On February 24, 2026, the Patent Review Board denied the IPR related to Cisco Patent 8,941,708. The Patent Review Board has not yet rendered a decision on the validity of Cisco Patent 8,830,293.

Corporate Information

Our principal executive offices are located at 30 Jericho Executive Plaza, Suite 400E, Jericho, NY 11753, and our telephone number is (212) 967-5120. Our website is located at www.ipm.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus. For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information” and “Information Incorporated by Reference.”

THE OFFERING

Issuer	Intelligent Protection Management Corp.

Shares of our Common Stock Offered by the Selling Stockholder	Up to 9,000,000 shares.

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

Market for our Common Stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “IPM”.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2025, and the risk factors contained or incorporated by reference into any accompanying prospectus supplement before acquiring any of the securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition or results of operations could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of common stock being offered hereby may be sold from time to time by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholder.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of our common stock and 10,000,000 shares of preferred stock, par value $0.001 per share, 9,000,000 of which have been designated as Series A Preferred Stock. As of March 13, 2026, we had issued and outstanding 9,085,729 shares of common stock, excluding 793,221 shares of common stock held by us as treasury stock, and 4,000,000 shares of Series A Preferred Stock.

Common Stock

Dividend Rights

Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of funds legally available therefor.

Voting Rights

Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the voting shares are able to elect all of the directors standing for election. Any other matters submitted to the vote of the stockholders must be authorized by a majority of the votes cast, except where the Delaware General Corporation Law, as amended (the “DGCL”), prescribes a different percentage of votes or a different exercise of voting power.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our Series A Preferred Stock and any series of our Preferred Stock that we may designate in the future.

Holders

As of March 13, 2026, there were approximately 46 holders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

Preferred Stock

Undesignated Preferred Stock

Our Board has the authority, within the limitations and restrictions of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to issue up to an additional 1,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights thereof without further action by our stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us or other corporate action. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In some circumstances, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

On December 30, 2024, we established the Series A Preferred Stock pursuant to a certificate of designations (the “Certificate of Designations”). The total number of authorized shares of Series A Preferred Stock is 9,000,000 shares. As of March 13, 2026, we had issued and outstanding 4,000,000 shares of Series A Preferred Stock.

Dividend Rights

Holders of Series A Preferred Stock are entitled to receive dividends at the same time and on the same terms as the holders of our common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of our common stock. The Board cannot declare or pay any cash dividend or make cash distributions in respect of our common stock unless the Board declares and pays to the holders of Series A Preferred Stock at the same time and on the same terms as the holders of our common stock the dividend to which the shares of Series A Preferred Stock are entitled.

Voting Rights

Holders of Series A Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A Preferred Stock are entitled to receive, in preference to the holders of our common stock, an amount per share equal to $0.0001, and would then participate equally with our common stock in the remainder of the distributions.

Preemptive and Other Rights

The shares of Series A Preferred Stock do not have any voting powers except as expressly described in the Certificate of Designations, and, except as may otherwise be required by law, do not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designations and in the Certificate of Incorporation. The shares of Series A Preferred Stock do not have preemptive or subscription rights.

Ranking

Except with respect to the liquidation preference described above, the Series A Preferred Stock ranks equally with our common stock with respect to dividends or distributions declared by the Board, and rights upon any liquidation, dissolution, winding up or similar proceeding of the Company, as provided in the Certificate of Incorporation.

Conversion and Transfer

Each share of Series A Preferred Stock will automatically convert into one share of common stock upon the consummation of a transfer by a holder that is both (i) to a person who is not an affiliate of the holder for purposes of the BHCA, and (ii) (A) to the Company; (B) in a widespread public distribution; (C) in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of the Company; or (D) to a purchaser that would control more than 50% of every class of voting securities of the Company without any transfer from the holder (such a transfer, a “Qualifying Transfer”). The conversion rate applicable to the Series A Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders

As of March 13, 2026, there was one holder of record of our Series A Preferred Stock.

Registration Rights

On October 7, 2016, we entered into a registration rights agreement with Clifford Lerner (the “Lerner Registration Rights Agreement”), a former officer, director and employee of the Company. The Lerner Registration Rights Agreement provides that, subject to certain limitations, Mr. Lerner may demand that we register for resale under the Securities Act, all or a portion of his shares of our common stock. In addition, the Lerner Registration Rights Agreement provides Mr. Lerner with certain incidental “piggy-back” registration rights, which generally allow him to participate in registered offerings of our common stock that are initiated by the Company or on behalf of other holders of the Company’s securities.

On June 15, 2018, in connection with Mr. Lerner’s resignation from the Company, we entered into an amendment to the Lerner Registration Rights Agreement (the “Lerner Registration Rights Amendment”). The Lerner Registration Rights Amendment provides that Mr. Lerner may only exercise his demand registration rights to effect a firm commitment underwritten offering.

On January 2, 2025, in connection with the Acquisition of NTS pursuant to the Acquisition Agreement, we entered into a Registration Rights Agreement with Newtek (the “Newtek Registration Rights Agreement”). The Newtek Registration Rights Agreement provides that, subject to certain limitations, we will use our reasonable best efforts to prepare and file a registration statement registering for resale under the Securities Act shares of our common stock issuable upon conversion of the Series A Preferred Stock as soon as practicable after January 2, 2025. In addition, pursuant to the Newtek Registration Rights Agreement, Newtek has the right to require the Company, subject to certain limitations set forth therein, to effect the registration of up to five underwritten offerings of shares of our common stock issuable upon the conversion of the Series A Preferred Stock. The Newtek Registration Rights Agreement also provides Newtek with certain incidental “piggy-back” registration rights, which generally allow it to participate in registered offerings of our common stock that are initiated by the Company or on behalf of other holders of the Company’s securities. We are filing the registration statement of which this prospectus forms a part in satisfaction of our contractual obligations pursuant to the Newtek Registration Rights Agreement.

The foregoing description of the Newtek Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, Amended and Restated Bylaws (as amended, the “Bylaws”) and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with an interested stockholder for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless:

●	the transaction is approved by the corporation’s Board prior to the date the interested stockholder became an interested stockholder;

●	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●	on or subsequent to such date the business combination is approved by the corporation’s Board and authorized at an annual or special meeting of the corporation’s stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, previously owned 15% or more of a corporation’s outstanding voting stock. This statute may encourage companies interested in acquiring the Company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. This statute also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Director Vacancies

Our Bylaws provide that the authorized number of directors shall be fixed exclusively from time to time solely by action of the majority of our Board. Our Bylaws also provide that any newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the resignation or removal of directors for cause or without cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless a corporation’s certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting.

Special Stockholder Meetings

Our Bylaws provide that special meetings of our stockholders may be called only by our President whenever he or she deems it necessary or advisable. A special meeting of the stockholders shall also be called by the President whenever so directed in writing by a majority of the entire Board or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Company entitled to vote at such meeting shall, in writing, request the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Exclusive Forum

Our Certificate of Incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of the Company to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our Bylaws also provide that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit the Company by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against the Company or our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation contains a provision permitted under the DGCL relating to the liability of directors and officers. This provision eliminates a director or officer’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty; provided that such provision will not eliminate or limit the liability of:

●	a director or officer for breach of the director’s or officer’s duty of loyalty;

●	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

●	a director under Section 174 of the DGCL (unlawful dividends);

●	a director of officer for any transaction from which the director or officer derives an improper personal benefit; or

●	an officer in any action by or in the right of the Company.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director or officer’s fiduciary duty. This provision does not alter a director or officer’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions and exceptions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have entered into indemnification agreements and employment agreements with our directors and our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

SELLING STOCKHOLDER

On January 2, 2025, pursuant to the Acquisition Agreement, we issued 4,000,000 shares of the Series A Preferred Stock to Newtek and entered into the Newtek Registration Rights Agreement. The Series A Preferred Stock will automatically convert into one share of common stock (subject to certain customary anti-dilution adjustments), upon the occurrence of certain qualifying transfers by Newtek to third parties.

In addition to the Acquisition Closing Stock Consideration, the Acquisition Agreement provides that Newtek is entitled to receive an amount up to $5,000,000 based on our achievement of certain cumulative average adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, in our sole discretion, in cash, in shares of Series A Preferred Stock or in a combination thereof.

Pursuant to the Acquisition Agreement, to the extent that all or a portion of the Acquisition Earn-Out Amount is paid in shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock to be issued to Newtek will be calculated based on the average of the daily volume weighted average prices during each trading day during a 60 calendar-day period ending on December 31, 2026; provided, that in no event shall such price be less than $1.00. As a result, the maximum number of shares of Series A Preferred Stock issuable to Newtek as Acquisition Earn-Out Stock Consideration is 5,000,000 shares.

Pursuant to the Acquisition Agreement, if the issuance of the Acquisition Earn-Out Stock Consideration would cause Newtek’s “total equity” (as calculated under the BHCA), and as implemented and interpreted by the Board of Governors of the Federal Reserve System) in the Company to exceed one-third of the Total Equity Cap, then the number of shares of Series A Preferred Stock issuable as Acquisition Earn-Out Stock Consideration will be adjusted so that we will issue to Newtek the maximum number of shares of Series A Preferred Stock that would not cause Newtek’s total equity to exceed the Total Equity Cap, with a corresponding increase to the Acquisition Earn-Out Cash Consideration.

Such shares of Series A Preferred Stock were and will be sold in private placements exempt from the registration requirements of the Securities Act in reliance on the exemptions set forth in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, on the basis that the sale of the securities does not involve a public offering and is made without general solicitation or general advertising.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder set forth below and any donees, pledgees, transferees or other successors in interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock listed under the column “Number of Shares Being Offered” in the table below. The table below and footnote disclosure following the table sets forth the name of the selling stockholder and the number of shares of our common stock beneficially owned by the selling stockholder prior to and after this offering. The table below has been prepared based upon information furnished to us by the selling stockholder, and the selling stockholder may have sold, transferred or otherwise disposed of some or all of its shares since providing such information to us. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 9,085,729 shares of our common stock, excluding shares held by us as treasury stock, issued and outstanding as of March 13, 2026. In computing the number of shares beneficially owned by the selling stockholder and the percentage ownership of the selling stockholder, shares of common stock subject to options or other rights held by the selling stockholder that are currently exercisable or will become exercisable within 60 days of March 13, 2026 are considered outstanding.

We have assumed that all shares of our common stock reflected in the table as being offered will be sold from time to time by the selling stockholder. The selling stockholder may offer some, all or none of its shares of our common stock.

	Shares Beneficially Owned Prior to the Offering(2)		Number of Shares		Shares Beneficially Owned After the Offering(4)
Name of Selling Stockholder	Number of Shares	Percentage	Being Offered		Number of Shares	Percentage
NewtekOne, Inc.(1)	-	-%	9,000,000	(3)	-	-%

(1)	The principal business address of Newtek is 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431.
(2)	The number of shares of common stock and percentage of beneficial ownership listed for the selling stockholder does not include the 4,000,000 shares of the Series A Preferred Stock held by the selling stockholder that are immediately convertible into shares of common stock as such shares of Series A Preferred Stock convert to shares of common stock only upon a Qualifying Transfer.
(3)	Represents shares of common stock issuable upon conversion of Series A Preferred Stock, including the shares of Series A Preferred Stock that may be issued as part of the Acquisition Earn-Out Stock Consideration under the Acquisition Agreement.
(4)	Assumes that all shares of common stock issuable upon conversion of Series A Preferred Stock being registered under the resale registration statement of which this prospectus forms a part are sold in this offering, and that such selling stockholder does not acquire additional shares of common stock after the date of this prospectus and prior to completion of this offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the acquisition of Series A Preferred Stock from us and as otherwise described in this prospectus, the selling stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Board Representation

Pursuant to the Acquisition Agreement, we agreed to cause one representative nominated by Newtek to be appointed to our Board promptly following the closing of the Acquisition (the “Newtek Representative”). Newtek designated Mr. Sloane, who is currently Newtek’s Chairman, Chief Executive Officer and President, as the Newtek Representative. Effective as of January 7, 2025, the Board increased the size of the Board from five (5) directors to seven (7) directors and appointed Mr. Sloane to the Board.

Mr. Sloane does not receive compensation in his capacity as director of the Company. Except as pursuant to the Acquisition Agreement, there are no arrangements or understandings between Mr. Sloane and any other persons pursuant to which Mr. Sloane was selected to serve on the Board.

Registration Rights Agreement

On January 2, 2025, we entered into the Newtek Registration Rights Agreement. See “Description of Securities–Registration Rights” for more information. The Company is filing the registration statement of which this prospectus forms a part in satisfaction of its contractual obligations under the Newtek Registration Rights Agreement. A copy of the Newtek Registration Rights Agreement is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Business Loan Agreement and Credit Agreement and Revolving Promissory Note

On April 10, 2025, the Borrowers and Newtek Bank entered into the Loan Agreements, which provide for a secured revolving line of credit to the Borrowers in the maximum amount of $1,000,000 on the terms and conditions set forth in the Loan Agreements. The obligations of the Borrowers under the Loan Agreements are secured by substantially all of the assets of the Borrowers.

The Facility will mature on April 10, 2026 (the “Maturity Date”), and all outstanding principal amounts and accrued and unpaid interest thereon shall be due and payable on such date unless the Facility is renewed or extended pursuant to the terms of the Loan Agreements. The Facility may be drawn from April 10, 2025 to the Maturity Date. As of the date of this prospectus, no amounts were outstanding under the Facility.

The rate at which borrowings under the Loan Agreements bear interest is determined by applying the applicable monthly periodic rate (the “Monthly Periodic Rate”) to the average daily balance of the Facility multiplied by the number of days in the month. The applicable Monthly Periodic Rate equals (i) the Annual Percentage Rate (defined below) (a) divided by 360, (b) multiplied by 365, and (c) divided by 12 (monthly). The Annual Percentage Rate is subject to change from time to time based on the rate index published by Newtek Bank plus a margin of 2.00%; provided, however, that in no event will the Annual Percentage Rate be less than 6.07%, nor will the Annual Percentage Rate exceed the maximum rate allowed by applicable law (the “Annual Percentage Rate”).

The Loan Agreements contain customary representations, warranties and affirmative covenants. The Loan Agreements also contain customary events of default, including, among other things, nonpayment of principal when due, nonpayment of interest, fees or other amounts after a stated grace period, garnishment, attachment or execution against any material asset owned by the Borrowers, inaccuracy of representations and warranties, violations of covenants, subject in certain cases to negotiated grace periods, certain bankruptcies and liquidations, cross-default and cross-acceleration to material indebtedness, certain unsatisfied judgments, certain adverse changes in the Company’s financial position and any change in ownership of 25% or more of common stock of the Company. If an event of default occurs and is continuing, Newtek Bank would be entitled to take various actions, including requiring the Borrowers to repay all amounts then outstanding under the Loan Agreements.

Barry Sloane, a director of the Company, is the Founder, President, Chairman and Chief Executive Officer of Newtek and the Chairman and Chief Executive Officer of Newtek Bank.

Referral Arrangement

In connection with the Acquisition, we entered into a referral arrangement with Newtek pursuant to which Newtek will continue to refer potential clients to us at the same level it provided NTS for a fee. Our referral arrangement with Newtek is terminable by either us or Newtek at any time. We paid Newtek and its affiliates $0.3 million for the year ended December 31, 2025 in connection with the referral arrangement.

PLAN OF DISTRIBUTION

The selling stockholder, which term includes its transferees, pledgees or donees or its successors in interest, may sell the shares being offered from time to time in one or more transactions:

●	on The Nasdaq Capital Market or otherwise;

●	in ordinary brokers’ transactions, which may include long or short sales;

●	in transactions involving cross or block trades or otherwise in the over-the-counter market;

●	through broker-dealers, who may act as agents or principals;

●	in “at the market” offerings to or through market makers into an existing market for the shares;

●	in other ways not involving market makers or established markets, including direct sales to purchasers in negotiated transactions;

●	through a bidding or auction process;

●	through one or more underwriters on a firm commitment or best efforts basis;

●	through the writing of options, swaps or other derivatives, whether listed on an exchange or otherwise; or

●	through a combination of such methods of sale or by any other legally available means.

In addition, subject to compliance with applicable law, the selling stockholder may enter into option, derivative or hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholder, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholder may write call options, put options or other derivative instruments with respect to the shares, which the selling stockholder settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

The selling stockholder may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices, at negotiated prices or at fixed prices, which may be changed from time to time. The selling stockholder also may sell the shares pursuant to Rule 144 or other available exemptions adopted under the Securities Act. The selling stockholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. Broker-dealers, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares, or both. The compensation of any particular broker-dealer, underwriter or agent may be in excess of customary commissions.

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholder or any broker-dealer that participates with the selling stockholder in the distribution of shares is deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholder and such broker-dealer may be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholder may donate, pledge or otherwise transfer its shares in a non-sale related transaction to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in an applicable prospectus supplement or a document incorporated by reference to the extent required. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder that if it is deemed to be an underwriter, the selling stockholder will need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will receive no proceeds from the sale of shares by selling stockholder pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares, except that the selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. We will indemnify the selling stockholder, and the selling stockholder will indemnify us, and may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares, against certain liabilities, including liabilities arising under the Securities Act.

Upon notification to us by the selling stockholder that any material arrangement has been entered into with a broker-dealer or other agent for the sale or purchase of shares, including through a block trade, special offering, exchange distribution, secondary distribution, or purchase by a broker or dealer, we will file a supplement to this prospectus, if required, disclosing:

●	the name of the participating broker-dealers;

●	the number of shares involved;

●	the price at which such shares were sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transaction.

A prospectus supplement or document incorporated by reference may be filed to disclose additional information with respect to any sale or other distribution of the shares.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Haynes and Boone, LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Intelligent Protection Management Corp. incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the years ended December 31, 2025 and 2024, have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Except for the SEC registration fee, the following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$2,176
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing and engraving expenses	1,000
Miscellaneous fees and expenses	1,000
Total Expenses	29,176

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of their fiduciary duties, subject to certain exceptions. The Company’s Certificate of Incorporation provides that no director or officer shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to the Company or the Company’s stockholders, (ii) for acts or omissions of a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL, (iv) for any transaction from which a director or officer derived an improper personal benefit or (v) of an officer in any action by or in the right of the Company. The Company’s Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal and that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Company’s Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify and advance expenses to any person who is or was a director or officer, or who is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. In addition, the Certificate of Incorporation provides clarification that the Company may provide indemnification to any such person and any other person who is or was an employee or agent, by agreement or otherwise, on such terms and conditions as the Company’s Board may approve and that any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from the rights set forth in the amendment.

The Company’s Bylaws require the Company to indemnify and advance expenses to the Company’s current and former directors and officers, as well as certain persons serving, at the Company’s request, at another entity as a director, officer, employee or agent.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company maintains a general liability insurance policy that covers certain liabilities of the Company’s directors and officers arising out of claims based on acts or omissions in the person’s capacity as a director or officer.

The Company has entered into indemnification agreements and employment agreements with its directors and its executive officers, respectively, pursuant to which it has agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Item 16.	Exhibits.

Exhibits
2.1#	Agreement and Plan of Merger, dated August 11, 2024, by and among Intelligent Protection Management Corp., PALT Merger Sub 1, Inc., PALT Merger Sub 2, LLC, Newtek Technology Solutions, Inc. and NewtekOne, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on August 12, 2024).
2.2#***	Asset Purchase Agreement, dated November 7, 2024, by and among Intelligent Protection Management Corp., Paltalk Holdings, Inc., Paltalk Software, Inc., Camshare, Inc., A.V.M. Software, Inc., Vumber, LLC, and Meteor Mobile Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on November 8, 2024).
3.1	Certificate of Incorporation of Intelligent Protection Management Corp. (as amended through May 8, 2025) (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025).
3.2	Amended and Restated Bylaws of Intelligent Protection Management Corp. (as amended through January 2, 2025) (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2025).
3.3	Certificate of Designations of Series A Non-Voting Common Equivalent Stock of Intelligent Protection Management Corp. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on January 2, 2025).
5.1*	Opinion of Haynes and Boone, LLP.
10.1	Registration Rights Agreement, dated January 2, 2025, by and between Intelligent Protection Management Corp. and NewtekOne, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 2, 2025).
23.1*	Consent of Grassi & Co., CPAs, P.C.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page to this registration statement).
107*	Filing Fee Table.

*	Filed herewith.
#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Intelligent Protection Management Corp. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
***	Certain confidential information has been excluded pursuant to Item 601(b)(2)(ii) of Regulation S-K. Such excluded information is not material and is the type that Intelligent Protection Management Corp. treats as private or confidential.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on the 17th day of March, 2026

INTELLIGENT PROTECTION MANAGEMENT CORP.

By:	/s/ Jason Katz
Name:	Jason Katz
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Katz and Kara Jenny and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Katz	Chief Executive Officer and Chairman of the Board of Directors	March 17, 2026
Jason Katz	(Principal Executive Officer)

/s/ Kara Jenny	Chief Financial Officer and Director	March 17, 2026
Kara Jenny	(Principal Financial and Accounting Officer)

/s/ Yoram “Rami” Abada	Director	March 17, 2026
Yoram “Rami” Abada

/s/ Lance Laifer	Director	March 17, 2026
Lance Laifer

/s/ Sidney Rabsatt	Director	March 17, 2026
Sidney Rabsatt

/s/ John Silberstein	Director	March 17, 2026
John Silberstein

/s/ Barry Sloane	Director	March 17, 2026
Barry Sloane

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